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                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM 8-K
                                  ____________

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): November 3, 2004

                                  ____________


                               RGC RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

                                  ____________

             Virginia              000-26591                54-1909697
         (State or other          (Commission              (IRS Employer
         jurisdiction of          File Number)             Identification No.)
         incorporation)


            519 Kimball Ave., N.E.
               Roanoke, Virginia                       24016
      (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code: 540-777-4427

          (Former name or former address, if changed since last report)

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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

               On November 3, 2004, Roanoke Gas Company entered into a Natural Gas Asset Management Agreement with Sequent Energy Management, L.P. ("Sequent"), effective as of November 1, 2004. Under the agreement, Sequent will provide Roanoke Gas Company with future natural gas supply needs. Sequent has also assumed the management and financial obligation of Roanoke Gas Company's firm interstate pipeline transportation and storage agreements. The agreement expires on October 31, 2007.

               On November 3, 2004, Bluefield Gas Company entered into a Natural Gas Asset Management Agreement with Sequent, effective as of November 1, 2004. Under the agreement, Sequent will provide Bluefield Gas Company with future natural gas supply needs. Sequent has also assumed the management and financial obligation of Bluefield Gas Company's firm interstate pipeline transportation and storage agreements. The agreement expires on October 31, 2007.


ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.


Exhibit No.         Description of Documents
- -----------         ------------------------

10.1 Natural Gas Asset Management Agreement by and between Roanoke Gas Company and Sequent Energy Management, L.P. effective as of November 3, 2004.*

10.2 Natural Gas Asset Management Agreement by and between Bluefield Gas Company and Sequent Energy Management, L.P. effective as of November 3, 2004.*


* Schedules and other attachments to this agreement, which are listed on its List of Exhibits following the signature page, are not included with this filing. The Registrant hereby undertakes and agrees to furnish supplementally a copy of any such schedule or attachment or exhibit to the Securities and Exchange Commission upon request.






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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RGC RESOURCES, INC.



                                            By s/Howard T. Lyon
                                               Howard T. Lyon
                                               Vice-President, Treasurer and
                                               Controller
                                               (Principal Financial Officer)




Date: November 9, 2004